Exhibit 99.3

Baker Hughes, a GE company, LLC

Baker Hughes Co-Obligor, Inc.

Offers to Exchange All Outstanding Securities Listed Below:

Series of Restricted Notes to be Exchanged	CUSIP No. for the Restricted Notes	Series of Exchange Notes to be Issued	CUSIP No. for the Exchange Notes
2.773% Senior Notes due 2023	05723K AA8 / U05693 AA1	2.773% Senior Notes due 2023	05723K AD2
3.337% Senior Notes due 2027	05723K AB6 / U05693 AB9	3.337% Senior Notes due 2027	05723K AE0
4.080% Senior Notes due 2047	05723K AC4/ U05693 AC7	4.080% Senior Notes due 2047	05723K AF7

PURSUANT TO THE PROSPECTUS

DATED                      , 2017

THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                     , 2018 UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus, dated                     , 2017 (the “Prospectus”) of Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”), and Baker Hughes Co-Obligor, Inc., a Delaware corporation (the “Co-Obligor” and, together with BHGE LLC, the “Issuers”), and a related Letter of Transmittal (which together constitute the “exchange offers”) relating to the offers by the Issuers to exchange all of its issued and outstanding 2.773% Senior Notes due 2022 (the “2022 Restricted Notes”) for an equivalent principal amount of registered 2.773% Senior Notes due 2022 (the “2024 Exchange Notes”), all of its issued and outstanding 3.337% Senior Notes due 2027 (the “2027 Restricted Notes”) for an equivalent principal amount of registered 3.337% Senior Notes due 2027 (the “2027 Exchange Notes”) and all of its issued and outstanding 4.080% Senior Notes due 2047 (the “2047 Restricted Notes”) for an equivalent principal amount of registered 4.080% Senior Notes due 2047 (the “2047 Exchange Notes”), respectively, pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offers. The 2022 Restricted Notes, the 2027 Restricted Notes and the 2047 Restricted Notes are collectively referred to as the “Restricted Notes.” The 2022 Exchange Notes, the 2027 Exchange Notes and the 2047 Exchange Notes are collectively referred to as the “Exchange Notes.”

The exchange offers are not conditioned upon any minimum number of Restricted Notes being tendered.

We are the holder of record of Restricted Notes held by us for your account. A tender of such Restricted Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Restricted Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Restricted Notes held by us for your account pursuant to the terms and conditions of the exchange offers. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the prospectus, dated                      , 2017 (the “Prospectus”) of Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”), and Baker Hughes Co-Obligor, Inc., a Delaware corporation (the “Co-Obligor” and, together with BHGE LLC, the “Issuers”), and the accompanying Letter of Transmittal, that together constitute the offers by the Issuers (the “exchange offers”) to exchange all of its issued and outstanding 2.773% Senior Notes due 2022 (the “2022 Restricted Notes”) for an equivalent principal amount of registered 2.773% Senior Notes due 2022 (the “2024 Exchange Notes”), all of its issued and outstanding 3.337% Senior Notes due 2027 (the “2027 Restricted Notes”) for an equivalent principal amount of registered 3.337% Senior Notes due 2027 (the “2027 Exchange Notes”) and all of its issued and outstanding 4.080% Senior Notes due 2047 (the “2047 Restricted Notes”) for an equivalent principal amount of registered 4.080% Senior Notes due 2047 (the “2047 Exchange Notes”), respectively, pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions set forth in the exchange offers. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus. The 2022 Restricted Notes, the 2027 Restricted Notes and the 2047 Restricted Notes are collectively referred to as the “Restricted Notes.” The 2022 Exchange Notes, the 2027 Exchange Notes and the 2047 Exchange Notes are collectively referred to as the “Exchange Notes.”

This will instruct you, the registered holder and/or participant of The Depository Trust Company, as to the action to be taken by you relating to the exchange offers with respect to the Restricted Notes held by you for the account of the undersigned.

The aggregate face amount of the Restricted Notes held by you for the account of the undersigned is (fill in amount):

$                                  of the 2.773% Senior Notes due 2022.

$                                  of the 3.337% Senior Notes due 2027.

$                                  of the 4.080% Senior Notes due 2047.

With respect to the exchange offers, the undersigned hereby instructs you (check all applicable boxes):

☐	To TENDER the following Restricted Notes held by you for the account of the undersigned (insert principal amount of Restricted Notes to be tendered (if any)):

☐	$ of the 2.773% Senior Notes due 2022.

☐	$ of the 3.337% Senior Notes due 2027.

☐	$ of the 4.080% Senior Notes due 2047.

☐	NOT to TENDER any Restricted Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	it is not an affiliate of the Issuers within the meaning of Rule 405 of the Securities Act or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•	it is not participating, and it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if it is a broker-dealer, it has not entered into any arrangement or understanding with the Issuers or any of the Issuers’ affiliates to distribute the Exchange Notes;

•	it is acquiring the Exchange Notes in the ordinary course of its business; and

•	it is not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offers.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):
(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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